EXHIBIT 10.5

ZOMEDICA CORP.

2024 STOCK APPRECIATION RIGHTS PLAN

1.Purpose; Eligibility.
1.1General Purpose. The purposes of the Zomedica Corp. 2024 Stock Appreciation Rights Plan (the "Plan") are to (a) enable Zomedica Corp., a corporation organized under the laws of the Province of Alberta (the "Corporation"), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Corporation's long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Corporation; and (c) promote the success of the Corporation's business.
1.2Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Corporation and its Affiliates.
1.3Available Awards. The Plan provides for the grant of cash-settled Stock Appreciation Rights.
2.Definitions.

"Affiliate" means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Corporation.

"Applicable Laws" means the requirements related to or implicated by the administration of the Plan under applicable state or provincial corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

"Award" means any Stock Appreciation Right granted under the Plan.

"Award Agreement" means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Corporation, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

"Board" means the Board of Directors of the Corporation, as constituted at any time.

"Cause" means:

With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Corporation or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: “Cause” means that (i) the Participant is convicted of a felony; (ii) the Participant has committed any gross misconduct, theft or fraudulent act, or has acted dishonestly with respect to any business of the Corporation or its Affiliates; (iii) the Participant has materially breached the terms of an employment or consulting agreement between the Participant and the Corporation, any other agreement made between the Participant and the Corporation, or any fiduciary duty the Participant owes to the Corporation; (iv) the Participant has committed a material violation of Corporation policy that has had or is likely to cause a material adverse effect on the Corporation; or (v) the Participant has failed to perform his/her duties to the Corporation or its Affiliates, which failure has not been cured by the Participant after thirty (30) days advance written notice thereof to the Participant by the Corporation or its Affiliate.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a) malfeasance in office;

(b) gross misconduct or neglect;

(c) false or fraudulent misrepresentation inducing the director's appointment;

(d) willful conversion of corporate funds; or

(e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

"Change in Control" means and shall be deemed to have occurred upon:

(a)the acceptance by the holders of Shares of the Corporation, representing in the aggregate, more than 50 percent of all issued Shares of the Corporation, of any offer, whether by way of a takeover bid or otherwise, for all or any of the outstanding Shares of the Corporation; or

(b)the acquisition, by whatever means, by a person (or two or more persons who, in such acquisition, have acted jointly or in concert or intend to exercise jointly or in concert any voting rights attaching to the Shares acquired), directly or indirectly, of beneficial ownership of such number of Shares or rights to Shares of the Corporation, which together with such person's then owned Shares and rights to Shares, if any, represent (assuming the full exercise of such rights to voting securities) more than fifty percent (50%) of the combined voting rights of the Corporation's then outstanding Shares; or

(c)the entering into of any agreement by the Corporation to merge, consolidate, amalgamate, initiate an arrangement or be absorbed by or into another corporation; or

(d)the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets or wind-up the Corporation's business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and where the shareholdings remain substantially the same following the rearrangement); or

(e)individuals who were members of the Board of the Corporation immediately prior to a meeting of the shareholders of the Corporation involving a contest for or an item of business relating to the election of directors, not constituting a majority of the Board following such election.

"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

"Committee" means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3.

"Common Stock" means the common stock of the Corporation, or such other securities of the Corporation as may be designated by the Board from time to time in substitution thereof.

"Corporation" means Zomedica Corp., a corporation organized under the laws of the Province of Alberta, and any successor thereto.

"Consultant" means any individual or entity that has performed and/or continues to perform services for the Corporation or its Affiliates on an ongoing basis or is expected to provide a service of value to the Corporation or its Affiliates, other than as an Employee or Director.

"Continuous Service" means that the Participant's service with the Corporation or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Corporation to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Board or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Board or its delegate, in its sole discretion, may determine whether a transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

"Director" means a member of the Board or a member of the board of directors of an Affiliate.

"Disability" means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Board. The Board may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Corporation or any Affiliate in which a Participant participates, or a determination of total disability made by the Social Security Administration.

"Effective Date" of this Plan shall mean August 12, 2024, the date on which this Plan is adopted by the Board.

"Employee" means any person, including an officer or Director, employed by the Corporation or an Affiliate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board and such determination shall be conclusive and binding on all persons.

"Fiscal Year" means the Corporation's fiscal year.

"Grant Date" means the date on which (a) the Board adopts a resolution, or takes other appropriate action, or (b) the President or other Officer takes appropriate action, in either case expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution or action, then such date as is set forth in such resolution or action.

"Participant" means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

"Plan" means this Zomedica Corp. 2024 Stock Appreciation Rights Plan, as amended and/or amended and restated from time to time.

"Stock Appreciation Right" means the right pursuant to an Award granted under Section 6 to receive, upon exercise, an amount payable in cash equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

"Substitute Award" has the meaning set forth in Section 4.3.

"Total Share Reserve" has the meaning set forth in Section 4.1.

3.Administration.
3.1Authority of Board. The Plan shall be administered by the Board. Subject to the terms of the Plan and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Board shall have the authority:
(a)to construe and interpret the Plan and apply its provisions;
(b)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(c)to authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;
(d)to delegate its authority to the President or any other officer of the Corporation;
(e)to determine when Awards are to be granted under the Plan and the applicable Grant Date;
(f)from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;
(g)to determine the number of shares of Common Stock to be made subject to each Award;
(h)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;
(i)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent;
(j)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Corporation's employment policies;
(k)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(l)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(m)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Board also may modify the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2Board Decisions Final. All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on the Corporation and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
3.3Delegation. The Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
3.4Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Corporation, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Corporation, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Corporation the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.Shares Subject to the Plan.
4.1Subject to adjustment in accordance with Section 8, no more than ten percent (10%) of the issued and outstanding shares of Common Stock (calculated on a non-diluted basis) shall be available for the grant of Stock Appreciation Rights under the Plan (the "Total Share Reserve"). The Shares of Common Stock granted in connection with Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Stock Appreciation Right awarded. This Section 4.1 is a limit on the number of Stock Appreciation Rights that can be issued under the Plan, however, no Shares are issued under this Plan upon the exercise of a Stock Appreciation Rights and Awards are settled solely in cash.
4.2Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without payment for the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan.
4.3Awards may, in the sole discretion of the Board, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Corporation or with which the Corporation combines ("Substitute Awards"). Substitute Awards shall not be counted against the Total Share Reserve.
5.Eligibility. Stock Appreciation Rights may be granted to Employees, Consultants and Directors and to those individuals whom the Board or authorized officer determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.
6.Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
6.1Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Board; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.
6.2Exercise Price. The exercise price of a Stock Appreciation Right shall be determined by the Board, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right.
6.3Vesting. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. The Board may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.
6.4Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Corporation an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right. Payment with respect to the exercise of a Stock Appreciation Right shall be made within 30 days after the date of exercise. Payment shall be made solely in the form of cash.
6.5Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Board, in the event a Participant's Continuous Service terminates (other than upon the Participant's death or Disability), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (a) the date that is 90 days following the termination of the Participant's Continuous Service or (b) the expiration of the term of the Stock Appreciation Right as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Corporation for Cause, all outstanding Stock Appreciation Rights (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified in the Award Agreement, the Stock Appreciation Right shall terminate.
6.6Disability of Participant. Unless otherwise provided in an Award Agreement, in the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Stock Appreciation Right as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Award Agreement, the Stock Appreciation Right shall terminate.
6.7Death of Participant. Unless otherwise provided in an Award Agreement, in the event a Participant's Continuous Service terminates as a result of the Participant's death, then the Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Right as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Stock Appreciation Right upon the Participant's death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement. If, after the Participant's death, the Stock Appreciation Right is not exercised within the time specified herein or in the Award Agreement, the Stock Appreciation Right shall terminate.
6.8Transferability. A Stock Appreciation Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, designate a beneficiary who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Stock Appreciation Right.
7.Miscellaneous.
7.1Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
7.2Shareholder Rights. No Participant shall have any rights as a shareholder of the Corporation as a result or, or in connection with, any Award under this Plan.
7.3No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Corporation or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Corporation or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Corporation or an Affiliate, and any applicable provisions of the corporate law of the province or state in which the Corporation or the Affiliate is incorporated, as the case may be.
7.4Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Corporation from an Affiliate or from the Corporation to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Corporation, if the Employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.
7.5Withholding Obligations. The Corporation shall have the power and the right to deduct or withhold, or require the Participant to remit to the Corporation, the required amount to satisfy Canadian or United States federal, provincial, state or local taxes, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan, including the grant or exercise of Stock Appreciation Rights. With respect to any required withholding, the Corporation shall have the irrevocable right to set off any amounts required to be withheld, in whole or in part, against amounts otherwise owing by the Corporation or any Affiliate to the Participant (whether arising pursuant to the relationship with the Participant as a Director, Officer, Employee or Consultant of the Corporation or any Affiliate thereof), or make other arrangements satisfactory to the Corporation and the Participant.

The Participant (or his beneficiaries) shall be responsible for all taxes with respect to any Stock Appreciation Rights under the Plan, whether arising as a result of the grant or exercise of Stock Appreciation Rights or otherwise. The Corporation makes no representation to the Participant regarding the tax treatment of Stock Appreciation Rights or payments made under the Plan and none of the Corporation, its Affiliates or any of their respective employees or representatives, shall have any liability to the Participant with respect thereto.

8.Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Corporation by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements and the exercise price of Stock Appreciation Rights will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 8, unless the Board specifically determines that such adjustment is in the best interests of the Corporation or its Affiliates, the Board shall ensure that any adjustments under this Section 8 will not constitute a modification of such Stock Appreciation Rights within the meaning of Section 409A of the Code. The Corporation shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
9.Effect of Change in Control.
9.1Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:
(a)In the event of a Change in Control, all outstanding Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Stock Appreciation Rights.
(b)To the extent practicable, any actions taken by the Board under the immediately preceding clause (a) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.
9.2In addition, in the event of a Change in Control, the Board may in its discretion and upon at least 10 days' advance notice to the affected Participants, cancel any outstanding Awards and pay to the holders thereof, in cash, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Corporation in such event. In the case of any Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Board may cancel the Stock Appreciation Right without the payment of consideration therefor.

9.3The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation and its Affiliates, taken as a whole.
10.Amendment of the Plan and Awards.
10.1Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan.
10.2Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder to bring the Plan and/or Awards granted under it into compliance therewith.
10.3No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Corporation requests the consent of the Participant and (b) the Participant consents in writing.
10.4Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Corporation requests the consent of the Participant and (b) the Participant consents in writing.
11.General Provisions.
11.1Forfeiture Events. The Board may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant's Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation and/or its Affiliates.
11.2Clawback. Notwithstanding any other provisions in this Plan, the Corporation may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of compensation provided under the Plan in accordance with the Clawback Policy adopted by the Board effective October 2, 2023, and any other Corporation policies that may be adopted and/or modified from time to time ("Clawback Policy"). In addition, a Participant may be required to repay to the Corporation previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Corporation in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).]
11.3Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
11.4Sub-Plans. The Board may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Corporation intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Board determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

11.5Unfunded Plan. The Plan shall be unfunded. Neither the Corporation nor the Board shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
11.6Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 8.
11.7Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Board may deem advisable.
11.8Section 409A. This Plan is not intended to provide for the deferral of compensation within the meaning of Section 409A of the Code. The Corporation reserves the right to unilaterally amend or modify this Plan, to the extent the Corporation considers it necessary or advisable, in its sole discretion, to comply with, or to ensure that the SARs granted hereunder are not subject to, Section 409A of the Code. Notwithstanding the foregoing, neither the Corporation nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Corporation nor the Board will have any liability to any Participant for such tax or penalty.
11.9Notice. Any notice required to be given by this Plan shall be in writing and shall be given by registered mail, postage prepaid or delivered by courier or by facsimile transmission addressed, if to the Corporation, in Ann Arbor, MI (Attention: President); or if to a Participant, to such Participant at his address as it appears on the books of the Corporation or in the event of the address of any such Participant not so appearing then to the last known address of such Participant; or if to any other person, to the last known address of such person.
11.10Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board and shall be effective only when filed by the Participant in writing with the Corporation during the Participant's lifetime.
11.11Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.
11.12Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
11.13Non-Uniform Treatment. The Board's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Board shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
12.Termination or Suspension of the Plan. The Board may suspend or terminate the Plan at any time pursuant to Section 10.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
13.Choice of Law. The law of the Province of Alberta shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such province's conflict of law rules.

As adopted by the Board of Directors of Zomedica Corp. on August 12, 2024.